Exhibit 99.1

Reliance Global Group Achieves 12% Increase in Revenue for the Second Quarter of 2023

Working Capital Increases by $6.8 million

RELI Exchange Continuing to Grow its Network of Agency Partners

Strategic Plan for Consolidation of Subsidiary Agencies Leading to Enhanced Market Presence

Reports 30% Reduction in Loss from Operations for the First Half of 2023 Over Same Period Last Year

Company to Host Conference Call Today at 12:00 PM Eastern Time

LAKEWOOD, N.J., August 10, 2023 — Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”), today provided a business update and reported financial results for the second quarter ended June 30, 2023.

Ezra Beyman, CEO of Reliance, commented, “We are pleased to report a 12% and 21% year-over-year increase in revenue for the second quarter and first half of 2023 respectively, which primarily reflects the organic growth of the business, having acquired Barra Associates, in April 2022. Since that acquisition and subsequent rebranding as RELI Exchange, we have experienced continued growth of the agency network. Even though we made significant investments in RELI Exchange, we reduced our loss from operations by more than 30% in the first half of 2023 over the same period last year and our working capital has increased by $6.8 million or 150% since the end of fiscal year 2022. We view RELI Exchange as central to the long-term strategic plan and growth for the Company, and we are extremely pleased with our progress to date. By providing independent agencies a comprehensive suite of business tools, powered by the latest technologies and AI capabilities, the platform empowers these agents to not only compete but often surpass larger national agencies in their offerings.”

“As we look to the future, we are also consolidating our standalone agencies under Reliance Global Group, which we believe will provide significant benefits and efficiencies. We believe this consolidation would immediately boost the Company’s market presence across the U.S. by allowing Reliance Global Group to operate under one brand across all business lines. We expect it would also enhance our commission and bonus structure with the carriers due to volume, as well as increase cross-selling and enable better utilization of our talent across the organization within their respective insurance specialties.”

Moshe Fishman, Director of Insurtech and Operations, added, “With the bulk of the investment in RELI Exchange now completed and solid performance across our operating subsidiaries, we have successfully constructed what we believe is a highly scalable business model. Moreover, as an insurance agency, we do not face the industry headwinds or risk exposure of the carriers. In fact, rising premiums can have a positive impact on our margins and is often a catalyst for a large portion of the 300+ million American consumers to look for quotes elsewhere and replace their current policies with policies offering more value and a better price. As we continue to organically grow our platform and expand our reach across the U.S., we believe we are poised to succeed in the near term while also setting the stage for significant, sustained long-term future growth. We are confident that our strategic, cost-efficient, and differentiated approach to the market will drive substantial long-term returns for our shareholders.”

The Company’s complete financial results are available in its Quarterly Report on Form 10-Q, which will be filed with the U.S. Securities and Exchange Commission today.

Conference Call

Reliance Global Group will host a conference call today at 12:00 PM Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2023, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 892366. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2381/48879 or on the investor relations section of the Company’s website at https://relianceglobalgroup.com/events-and-presentations/.

A webcast replay will also be available on the Company’s Investors section of the website (https://relianceglobalgroup.com/events-and-presentations/) through August 7, 2024. A telephone replay of the call will be available approximately one hour following the call, through August 22, 2023, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 48879.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI, RELIW) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risks as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as the same may be updated from time to time. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and other subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC
Tel: +1 (212) 671-1020
Email: RELI@crescendo-ir.com